As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Lyra Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1700838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Arsenal Way

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

Lyra Therapeutics, Inc. 2020 Incentive Award Plan

(Full title of the plan)

Maria Palasis, Ph.D.

President and Chief Executive Officer

Lyra Therapeutics, Inc.

480 Arsenal Way

Watertown, MA 02472

(Name and address of agent for service)

(617) 393-4600

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos

Wesley Holmes

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, MA 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 2,620,600 shares of Lyra Therapeutics, Inc.’s (the “Registrant”) common stock, $0.001 par value per share (the “Common Stock”) that may become issuable under the Lyra Therapeutics, Inc. 2020 Incentive Award Plan (the “2020 Incentive Plan”) for which registration statements of the Registrant on Form S-8 (File Nos. 333-237973, 333-270949 and 333-278164) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above referenced prior registration statements on Form S-8, File Nos. 333-237973, 333-270949 and 333-278164, previously filed with respect to the 2020 Incentive Plan, are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein, except for Item 8, which is being updated by this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of Lyra Therapeutics, Inc., dated May 5, 2020 and the Certificate of Amendment to the Restated Certificate of Incorporation of Lyra Therapeutics, Inc., dated June 13, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39273), filed with the Commission on June 18, 2024).

4.2	Amended and Restated Bylaws of Lyra Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39273), filed with the Commission on December 18, 2023).

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant.

23.1+	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page below).

99.1	Lyra Therapeutics, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236962), filed on April 27, 2020).

107.1+	Filing Fee Table.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on March 13, 2025.

LYRA THERAPEUTICS, INC.

By:	/s/ Maria Palasis, Ph.D.
Maria Palasis, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lyra Therapeutics, Inc., hereby severally constitute and appoint Maria Palasis, Ph.D. and Jason Cavalier, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maria Palasis, Ph.D. Maria Palasis, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 13, 2025

/s/ Jason Cavalier Jason Cavalier	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 13, 2025

/s/ Harlan W. Waksal, M.D. Harlan W. Waksal, M.D.	Executive Chair and Chairperson of the Board	March 13, 2025

/s/ C. Ann Merrifield C. Ann Merrifield	Director	March 13, 2025

/s/ W. Bradford Smith W. Bradford Smith	Director	March 13, 2025

/s/ Nancy Snyderman, M.D., FACS Nancy Snyderman, M.D., FACS	Director	March 13, 2025

/s/ James R. Tobin James R. Tobin	Director	March 13, 2025